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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-35035, 33-40730, 33-59979, 333-45869, 333-103573, 333-59516 and 333-38378) of Adolph Coors Company of our report dated February 6, 2003, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

        We also consent to the incorporation by reference of our report dated February 6, 2003, relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Denver, Colorado
March 26, 2003

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  EXHIBIT 23